UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza New York, NY 10020	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 11, 2019, Spherix Incorporated (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with Nasdaq Listing Rule 5620(a), which requires an issuer to hold an annual meeting of shareholders no later than one year after the end of the Company's fiscal year-end (the “Annual Meeting Rule”), the Company would be required to submit a plan to regain compliance with the Annual Meeting Rule for the Staff’s consideration by no later than February 25, 2019. The Notice has no immediate impact on the Company’s listing or trading in the Company’s securities on Nasdaq.

The Company intends to timely submit a compliance plan for the Staff’s review. If the Staff accepts the plan, the Staff may grant the Company an extension of up to 180 calendar days from the Company’s fiscal year end, through July 1, 2019, to evidence compliance with the Annual Meeting Rule. If the Staff does not accept the Company’s plan, the Company would be entitled to request a hearing, at which hearing it would present its plan to a Nasdaq Hearings Panel and request the continued listing of its securities on Nasdaq pursuant to and pending the completion of such plan. During the pendency of the hearing process, the Company’s securities would continue to be listed on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2019

SPHERIX INCORPORATED

By: /s/ Anthony Hayes

Name: Anthony Hayes

Title: President and Chief Executive Officer